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                                    AMENDED
                              CERTIFICATE OF MERGER

                         AQUA VIE BEVERAGE CORPORATION-S
                             a Delaware Corporation
                                      INTO

                          AQUA VIE BEVERAGE CORPORATION
                             a Delaware Corporation


It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

        a. Aqua Vie Beverage Corporation, which is incorporated under the laws of the State of Delaware;

        b. Aqua Vie Beverage Corporation-S, which is also incorporated under the laws of the State of Delaware, is an indirect wholly owned subsidiary of the above constituent corporation.

2. Aqua Vie Beverage Corporation-H, which is also incorporated under the laws of the State of Delaware, is a direct wholly owned subsidiary of the above constituent corporation, and is a party to this merger agreement.

3. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (b) of
        Section 251 of the General Corporation Law of the State of Delaware.

4.      The name of the surviving corporation is BEVA CORPORATION

5. The Articles of Incorporation and By-laws of Aqua Vie Beverage Corporation, as now in force and effect, shall continue to be the Articles of Incorporation of said surviving corporation. However, pursuant to Section 251(g) of the General Corporate Law of Delaware, said Articles shall be amended to include a new Article XIV "Shareholders Approval" as follows:

                 Any act or transaction by or involving this corporation which action requires shareholder approval under this Certificate of Incorporation or under the General Corporation Law of Delaware, must, pursuant to section 251(g) of the General Corporation Law of Delaware, also require, in addition, the

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                approval of the stockholders of the holding company, Aqua Vie
                Beverage Corporation Holding, or any successor by merger, by the same vote as is required by the Certificate of Incorporation of this Corporation and/or by the General Corporation Law of Delaware.

               Said Articles of Aqua Vie Beverage Corporation shall be further amended as follows:

                (2) To Change the name of the Corporation after the merger is effected to BEVA CORPORATION

                (3) To reduce the authorized Capital of the Corporation to 100,000 Common Shares and 10,000 Shares Each of Preferred Shares Series A and Series B and Series C.

6. The Articles of Incorporation of Aqua Vie Beverage Corporation-H shall be amended as follows:

        (1)     The name thereof shall be changed to Aqua Vie Beverage
                Corporation.

        (2) The Registered Agent, Registered Office, and initial Director and Incorporator shall remain the same, in all other respects the Articles shall be conformed to be those of Aqua Vie Beverage Corporation immediately prior to the Merger (except for the name and such other matters as may be permitted by Sec. 251(g) of the Delaware Corporate Code).

7. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at Aqua Vie Beverage Corporation 191 Sun Valley Rd., PO Box 5569, Ketchum, Idaho 83340

8. A copy of the Merger Plan will be provided to any shareholder of any constituent corporation without cost.

9. The effective date of the merger will be on the date of filing of this Certificate of Merger with the Delaware Secretary of State.


                                            AQUA VIE BEVERAGE CORPORATION-S,
                                            a Delaware corporation
                                                 /S/ Thomas J. Gillespie
                                            ------------------------------------
                                            Thomas J. Gillespie, President

                                            ATTEST:



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 /S/ John Cooper
---------------------------
 John Cooper, Secretary


                               AQUA VIE BEVERAGE CORPORATION,  .
                               a Delaware corporation



                               /S/ Thomas J.Gillespie
                               ---------------------------------
                               Thomas J. Gillespie, President

ATTEST:



/S/ John Cooper
---------------------------
John Cooper, Secretary



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